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                           [Eide Bailly LLP Letterhead
                         200 East 10th Street, Suite 500
                              Post Office Box 5126
                           Sioux Falls, SD 57117-5126]




Consent of Independent Auditor


We consent to the inclusion of our audit report of the financial statements of South Dakota Soybean Processors as of December 31, 2001 and 2000 and for the periods ended December 31, 2001, 2000 and 1999 as part of the Registration Statement of Soybean Processors, LLC on Form S-4, and to the reference to our firm therein.

/s/ Eide Bailly LLP

Sioux Falls, South Dakota

May 10, 2002